UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2025

NOVANTA INC.

(Exact name of registrant as specified in is charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	NOVT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Novanta Inc. (“Novanta” or the “Company”) revised certain fourth quarter and full year 2025 financial guidance to reflect the completion of the recent equity issuance. The updated non-GAAP adjusted diluted earnings per share (“Adjusted Diluted EPS”) guidance for the fourth quarter and full year 2025 is $0.84 to $0.91 and $3.21 to $3.28, respectively. The prior Adjusted Diluted EPS guidance for the fourth quarter and full year 2025 was $0.87 to $0.93 and $3.24 to $3.30, respectively.

The fourth quarter and full year 2025 guidance reflects a weighted average diluted shares outstanding share impact in an expected range between 2.5 million and 2.6 million and 0.6 million and 0.7 million shares, respectively. The full year 2026 diluted shares outstanding impact is estimated between 4.7 million and 5.9 million shares.

There is no change to our GAAP revenue guidance for the fourth quarter and full year 2025 of $253 million to $257 million and $975 million to $979 million, respectively; and there is no change to our Adjusted EBITDA guidance for the fourth quarter and full year 2025 of $62 million to $65 million and $222 million to $225 million, respectively.

Non-GAAP Information

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance. A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted Diluted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; future changes in the fair value of contingent considerations; future restructuring expenses; foreign exchange gains/(losses); significant discrete income tax expenses (benefits); benefits or expenses associated with the completion of tax audits; divestitures and related expenses; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material.

Safe Harbor and Forward-Looking Information

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding Adjusted Diluted EPS guidance and other statements that are not historical facts. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities; and other important risk factors found in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

The information furnished under Item 7.01 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Novanta Inc.

Date: November 13, 2025	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer